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                                                                     Exhibit 3.2

                             ARTICLES OF AMENDMENT
                      TO THE ARTICLES OF INCORPORATION OF
                             WONDER CAPITAL, INC.


     Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, WONDER CAPITAL, INC., a Utah corporation, hereinafter referred to as the "Corporation," hereby adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:         The name of the corporation is WONDER CAPITAL, INC.

SECOND:   Article I shall read as follows:

                                   Article I

     The name of the corporation is DRY DAIRY INTERNATIONAL, INC.

THIRD:    By executing these Articles of Amendment to the Articles of
Incorporation, the president and secretary of the Corporation do hereby certify that on February 3, 1995, the foregoing amendment to the Articles of Incorporation of WONDER CAPITAL, INC., was authorized and approved pursuant to section 16-10a-1003 of the Utah Business Corporation Act by the consent of the majority of the Corporation's shareholders. The number of issued and outstanding shares entitled to vote on the foregoing amendment to the Articles of Incorporation was 9,669,215 of which 5,449,461 shares voted for and -0-shares voted against the foregoing amendment to the Articles of Incorporation. No other class of shares was entitled to vote thereon as a class.

     DATED this 3/rd/ day of February, 1995.


                                                  /s/ William J. Thome
                                                  ------------------------------
                                                  William J. Thome, President



                                                  /s/ Harold Kalf
                                                  ------------------------------
                                                  Harold Kalf, Vice-President


STATE OF FLORIDA       )
                       :
COUNTY OF SALT LAKE    )

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     On this 3/rd/ day of February, 1995, personally appeared before me, the undersigned, a notary public, William J. Thome and Harold Kalf, who being by me first duly sworn, declare that they are the president and vice-president, respectively, of the above-named corporation, that they signed the foregoing Articles of Amendment to the Articles of Incorporation, and that the statements contained therein are true.


                                        WITNESS MY HAND AND OFFICIAL SEAL


                                        /s/ Ronald J. Cirillo
                                        ----------------------------------
                                        Notary Public

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